UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2013
Date of Report (Date of earliest event reported)

INELCO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Harrison Street Penthouse A Hollywood, Florida	33020
(Address of principal executive offices)	(Zip Code)

(786) 664-8811
Registrant’s telephone number, including area code

Onteco Corporation
2450 Hollywood Blvd.
Suite 708
Hollywood, Florida 33020
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

AGREEMENT FOR EXCHANGE OF SECURITIES

Effective on July 18, 2013, the Board of Directors of Intelco Corporation, formerly known as Onteco Corporation, a Nevada corporation (the “Company”), approved and authorized the execution of an agreement for the exchange of securities (the “Agreement”) with International Wood Corporation, a Colorado corporation ("International Wood") and Gorski Relapse Prevention Environments, Inc., a Florida corporation and the majority shareholder of International Wood ("Gorski"). In accordance with the terms and provisions of the Agreement, the Company desires to acquire from Gorski 19,421,444 shares of common stock of International Wood, which represents a 77.10% equity interest in the total issued and outstanding capital stock of International Wood, in exchange for the issuance by the Company to Gorski of an aggregate 160,000,000 shares of restricted common stock of the Corporation.

Certain conditions precedent must be satisfied prior to closing of the Agreement which generally include, but are not limited to, the performance, satisfaction and compliance by all parties to the Agreement with their respective covenants, agreements and conditions required by the Agreement to be performed or complied with by or before the closing date. The anticipated closing date is July 26, 2013.

As a result of consummation of the Agreement, International Wood shall be acquired by the Company and become a majority-owned subsidiary of the Company. The Company shall succeed without other transfer to all the rights and property of International Wood, including its wholly-owned subsidiary, Norwest S.A. ("Norwest"). All debts and liabilities of International Wood and its subsidiary Norwest shall be assumed by the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	Agreement for the Exchange of Securities dated July 18, 2013 by and among Inelco Corporation, International Wood Corporation and Gorski Relapse Prevention Environments, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INELCO CORPORATION

DATE: July 24, 2013	By:	/s/ Yosef Baruch
Name: Yosef Baruch
Title: Chief Executive Officer

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